UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2023

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in charter)

Delaware	001-40991	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 836-5565

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BSFC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Blue Star Foods Corp. (the “Company”) held a Special Meeting of Stockholders on May 10, 2023 (the “Meeting”). There were represented at the Meeting, by proxy, 29,927,74 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), out of a total number of 42,022,548 shares of Common Stock outstanding and entitled to vote at the Meeting. The Company’s stockholders voted on the following three proposals at the Meeting, casting their votes as described below.

PROPOSAL NO.1 THE NASDAQ 20% SHARE ISSUANCE PROPOSAL: Proposal No. 1 was to approve the issuance of more than 20% of our issued and outstanding Common Stock pursuant to the terms of the Purchase Agreement dated January 24, 2022, by and between the Company and Lind Global Fund II LP and the Senior Secured Convertible Promissory Note and Warrant issued pursuant to the Purchase Agreement, with such modifications, amendments, or changes (consistent with the intent and purpose of this proposal) so that such issuances are made in accordance with Nasdaq Listing Rule 5635 of the Nasdaq Capital Market. The proposal was approved.

For	Against	Abstain
21,324,543	3,145,847	87,241

PROPOSAL NO.2 STOCK SPLIT PROPOSAL: Proposal No.2 was to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock, by a ratio of no less than 1-for-2 and no more than 1-for-50, with the exact ratio to be determined by the Company’s Board of Directors in its sole discretion. The proposal was approved.

For	Against	Abstain
26,061,693	3,862,362	3,690

PROPOSAL NO. 3 THE ADJOURNMENT PROPOSAL: Proposal No.3 was to approve the adjournment of the Meeting if there are insufficient votes at the Meeting to approve Proposal No. 2. The proposal was approved.

For	Against	Abstain
26,268,980	2,336,237	1,322,528

There were no other proposals voted on at the Special Meeting.

Item 8.01 Other Events.

On May 11, 2023, the Company entered into a non-binding term sheet (the “Term Sheet”) with Lind Global Fund II, L.P. (“Lind”). The Term Sheet contemplates the Company entering into a new securities purchase agreement with Lind, pursuant to which the Company will issue to Lind a secured, two-year, convertible promissory note in the principal amount of $1,200,000 (the “New Note”) and a common stock purchase warrant (the “New Warrant”) to acquire 6,250,000 shares of common stock of the Company. In connection with the issuance of the New Note and the New Warrant, the Company will pay a $50,000 commitment fee to Lind. The proceeds from the sale of the New Note and New Warrant will be used for general working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 11, 2023	BLUE STAR FOODS CORP.

	By:	/s/ John Keeler
John Keeler Executive Chairman and Chief Executive Officer